AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $17,000,000.00     Dated as of August 31, 2021
Minnetonka, Minnesota

FOR VALUE RECEIVED, on the Revolving Credit Termination Date (as defined in the Credit Agreement hereinafter defined) the undersigned, AIR T, INC., a Delaware corporation (the “Maker”), promises to pay to the order of MINNESOTA BANK & TRUST, a Minnesota state banking corporation (the “Lender”), the principal sum of SEVENTEEN MILLION AND NO/100THS DOLLARS (U.S. $17,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as hereinafter defined) made by the Lender to the Maker pursuant to the Credit Agreement.

Interest. The Maker promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full at a fluctuating annual rate of interest equal to the greater of (a) 2.50% or (b) the sum of (i) the Prime Rate (hereinafter defined), as in effect on the date hereof and as the same may adjust from time to time, minus (ii) 1.00%. Interest accrued during each calendar month shall be due and payable on the first day of the following calendar month, with the first such interest payment due on September 1, 2021. Interest shall also be payable at maturity and interest accrued after maturity shall be payable on demand. The term “Prime Rate” shall mean the prime rate published in the money rates section of the Wall Street Journal, floating, and changing with each change of such published rate, or if the Wall Street Journal ceases to publish such rate, as published in the Federal Reserve Board’s Statistical Release H. 15. If the Prime Rate becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Maker. Lender will tell Maker the current Index rate upon Maker’s request. Maker understands that Lender may make loans based on other rates as well. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph. NOTICE: under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

Payments. Both principal and interest are payable in lawful money of the United States of America to the Lender at 9800 Bren Road East, Suite 200, Minnetonka, MN 55343 (or other location specified by the Lender) in immediately available funds. By its execution of this Note, the Maker authorizes the Lender to charge from time to time against any of Maker’s depository accounts maintained with the Lender any such payments when due and the Lender will use its reasonable efforts to notify the Maker of such charges.
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AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $17,000,000.00     August 31, 2021

Interest Calculation Method. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Maker hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Prepayment; Minimum Interest Charge. In any event, even upon full prepayment of this Note, Maker understands that Lender is entitled to a minimum interest charge of $10.00. Other than Maker’s obligations to pay any minimum interest charge, Maker may pay without penalty all or a portion of the amount earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Maker of Maker’s obligation to continue to make payments of accrued unpaid interest. Rather, early payment will reduce the principal balance due. Maker agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Maker sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Maker will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Minnesota Bank & Trust, 9800 Bren Road East, Suite 200, Minnetonka, MN 55343.

Late Charge. If a payment due hereunder is not made within seven days after the date when due, Maker shall pay to Lender a late payment charge of 5% of the amount of the overdue payment to compensate Lender for a portion of the cost related to handling the overdue payment.

Interest After Default. Upon the occurrence of an Event of Default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 3.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

Credit Agreement. This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Third Amended and Restated Credit Agreement dated as of August 31, 2021 (as amended, modified, supplemented or restated from time to time being the “Credit Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined) between the Maker, its co-Borrower, Jet Yard, LLC, an Arizona limited liability company, and the Lender. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans (the “Revolving Credit Loans”) by the Lender to the Maker from time to time in an

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $17,000,000.00     August 31, 2021

aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Maker resulting from each such Revolving Credit Loan being evidenced by this Note; (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events prior to the maturity hereof upon the terms and conditions therein specified; and (iii) contains provisions for the mandatory prepayment hereof upon certain conditions.

Security Agreement. This Note is secured by, among other things, that certain Amended and Restated Security Agreement dated as of even date herewith, executed by the Maker and certain of its Subsidiaries in favor of the Lender.

Waiver of Presentment and Demand for Payment; Etc. Maker and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment thereof, made by agreement by Lender with any Person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

Event of Default. Any “Event of Default” (as defined in the Credit Agreement) shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, in addition to any other rights or remedies Lender may have at law or in equity or under the Credit Agreement or under any other Loan Document, Lender may, at its option, without notice to Maker, declare immediately due and payable the entire unpaid principal sum hereof, together with all accrued and unpaid interest thereon plus any other sums owing at the time of such Event of Default pursuant to this Note, the Security Agreement or any other Loan Document. The failure to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time.

Expense Reimbursement. Maker agrees to pay all expenses for the preparation of this Note, as set forth in the Credit Agreement, including exhibits, and any amendments to this Note as may from time to time hereafter be required, and the reasonable attorneys’ fees and legal expenses of

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $17,000,000.00     August 31, 2021

counsel for Lender from time to time incurred in connection with the preparation and execution of this Note and any document relevant to this Note, any amendments hereto or thereto, and the consideration of legal questions relevant hereto and thereto. Maker agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses) in connection with Lender’s enforcement of the obligations of the Maker hereunder or under the Security Agreement or any other collateral document, whether or not suit is commenced including, without limitation, attorneys’ fees and legal expenses in connection with any appeal of a lower court’s order or judgment. The obligations of the Maker under this paragraph shall survive any termination of the Credit Agreement, this Note, the Security Agreement, and any other Loan Document.

Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that Maker may not assign or transfer its rights hereunder without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. In connection with the actual or prospective sale by the Lender of any interest or participation in the loan obligation evidenced by this Note, Maker hereby authorizes the Lender to furnish any information concerning the Maker or any of its affiliates, however acquired, to any Person or entity.

Usury. Maker and Lender agree that no payment of interest or other consideration made or agreed to be made by Maker to Lender pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Lender to Maker, and Maker hereby agrees to accept such remittance. This provision shall control every other obligation of the Maker and Lender relating to this Note.

Business Purpose Loan. The Loan is a business loan. Maker hereby represents that this loan is for commercial use and not for personal, family or household purposes. The Maker agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $17,000,000.00     August 31, 2021

Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE MAKER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE MAKER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE MAKER.

Waiver of Right to Jury Trial; Venue. MAKER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING FROM THIS NOTE. AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR THE STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA. MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT PROPER OR CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Amendment and Restatement; Not a Novation. This Note is being executed and delivered in restatement of, but not in payment of, that certain Amended and Restated Revolving Credit Note dated June 26, 2020, made by the Maker payable to the order of the Lender in the original principal amount of $17,000,000.00; provided, however, that interest accrued on such replaced note through the date hereof shall be due and payable on September 1, 2021. Delivery and acceptance of this Note shall not evidence repayment of or a novation with respect to such prior note or any remaining indebtedness under such prior note, which indebtedness remains outstanding and shall be evidenced by this Note.

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $17,000,000.00

    IN WITNESS WHEREOF, the Maker has caused this Amended and Restated Revolving Credit Note to be signed by its duly authorized officer in favor of Minnesota Bank & Trust and to be dated as of the date set forth above.

AIR T, INC., a Delaware corporation

By:    /s/ Brian Ochocki
Name:    Brian Ochocki
Its:    Chief Financial Officer